EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the16th day of March, 2002 (the "Effective Date") between International Cosmetics Marketing Co., a Florida corporation (the "Company"), whose principal place of business is 6501 NW Park of Commerce Boulevard, Suite 205, Boca Raton, Florida 33487 and Mark A. Pinvidic, an individual (the "Employee"), whose address is 6603 N.W. 25th Court, Boca Raton, Florida 33496.

         WHEREAS, the Company is engaged in licensing, branding and marketing consumer and other products (Business); and

         WHEREAS, the Employee has substantial experience in licensing, marketing and branding consumer products and the Company desires to employee the Employee on the terms and conditions of this Agreement; and

         WHEREAS, the Company has established a valuable reputation and goodwill in its Business; and

         WHEREAS, the Employee, by virtue of the Employee's employment with the Company will become familiar with the manner, methods, trade secrets and other confidential information pertaining to the Company's business;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Employee do hereby agree as follows:

         1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

         2. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

         3. Authority and Power During Employment Period.

                  a. Duties and Responsibilities. During the term of this Agreement, the Employee shall serve as President and acting Chief Financial Officer of the Company and shall have general operating supervision over the property, business and affairs of the Company, its subsidiaries and divisions, subject to the guidelines and direction of the Chief Executive Officer and the Board of Directors of the Company. It is further the intention of the parties that at all times during the Term (as hereinafter defined) of the Agreement, the Employee shall serve as a member of the Board of Directors of the Company and in accordance with the Bylaws of the Company.

                  b. Time Devoted. Throughout the Term, the Employee shall devote substantially all of the Employee's time and attention to the business and affairs of the Company consistent with the Employee's senior executive position with the Company, except for vacations (as provided herein) and except for illness or incapacity, but nothing in the Agreement shall preclude the Employee from engaging in personal business including as a member of the board of directors of related companies, charitable and community affairs, provided that such activities do not interfere with the regular performance of the Employee's duties and responsibilities under this Agreement.

         4. Term. The term of employment hereunder will commence on the Effective Date as set forth above and end on the third anniversary of the Effective Date (the Term), and shall be automatically extended for additional one (1) year periods (each a Renewal Term) unless (i) either party gives written notice to the other party at least 60 days before the expiration of the Term or a Renewal Term, as the case may be, not to extend the Term or a Renewal Term or
(ii) this Agreement shall have been terminated pursuant to Section 6 of this Agreement.

         5. Compensation and Benefits.
            -------------------------

                  a. Salary. Employee shall be paid a base salary of $100,000.00 for each year during the Term subject to adjustment as provided herein (the "Base Salary"). The Base Salary shall be payable in equal bi-weekly installments during the Term. The Base Salary may be subject to annual increases determined by Board of Directors commensurate with industry standards.

                  b. Employee Benefits. The Employee shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or other salaried employees, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, vacation and holidays and other fringe benefits.

                  c. Options. The Employee will be granted incentive stock options in accordance with the Company's 1997 Stock Option Plan to purchase 450,000 shares of the Company's common stock. 225,000 Stock options exercisable at $ 1.10 and 225,000 stock options exercisable at $1.50 per share vesting over three (3) years as more specifically set forth in the Option Agreement attached hereto as Exhibit A.

                  d. Vacation. During each year of the Term, the Employee shall be entitled to three (3) weeks paid vacation; provided however, that the Employee shall evidence reasonable judgment with regard to appropriate vacation scheduling.

                  e. Business Expense Reimbursement. During the Term, the Employee shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Employee (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided the Employee properly accounts therefor.

         6. Consequences of Termination of Employment.
            -----------------------------------------

                  a. Death. In the event of the death of the Employee during the Term, the Base Salary shall be paid to the Employee's designated beneficiary (in bi-weekly installments in the manner provided in Section 5a hereof), or, in the absence of such designation, to the estate or other legal representative of the Employee for a period of 90 days from and after the date of death. Other death benefits will be determined in accordance with the terms of the Company's benefit programs and plans.

                  b. Disability.
                     ----------

                           i. In the event of the Employee's disability, as hereinafter defined, the Employee shall be entitled to compensation in accordance with the Company's disability compensation practice for senior executives, including any separate arrangement or policy covering the Employee, but in all events the Employee shall continue to receive the Employee's Base Salary for a period of not less than 90 days from the date on which the disability has deemed to occur as hereinafter provided below. Any amounts provided for in this Section 6(b) shall be offset by other long-term disability benefits provided to the Employee by the Company.

                           ii. "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Employee is unable by reason of sickness or accident, to perform the Employee's duties under this Agreement for an aggregate of 180 days in any twelve-month period or (B) the Employee has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

                           Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, the Employee becomes re-employed, whether as an employee or a consultant, any salary, annual incentive payments or other benefits earned by the Employee from such employment shall offset any Base Salary continuation due to the Employee hereunder commencing with the date of re-employment.

                  c. Termination by the Company for Cause.
                     ------------------------------------

                           i. Nothing herein shall prevent the Company from terminating Employee for "Cause," as hereinafter defined. The Employee shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 6(c). Any rights and benefits the Employee may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

                           ii. "Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) any act or acts constituting a felony under the laws of the United States or any state thereof; or (E) any assignment of this Agreement by the Employee in violation of Section 13 of this Agreement;

                           iii. Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a notice of termination stating that the Employee committed one of the types of conduct set forth in this Section 6(c) contained in this Agreement and specifying the particulars thereof.

                  d. Termination by the Company Other than for Cause. The foregoing notwithstanding, the Company may terminate the Employee's employment for whatever reason it deems appropriate, provided, however, that in the event such termination is not based on Cause, as provided in Section 6(c) above, the Company may terminate this Agreement upon giving two (2) weeks prior written notice. During such two (2) week period, the Employee shall continue to perform the Employee's duties pursuant to this Agreement, and the Company shall continue to compensate the Employee in accordance with this Agreement. The Company shall pay to the Employee (in the manner provided in Section 5a hereof) Base Salary and other benefits in effect as of the date of such termination for a period of 180 days after such termination. Such benefit coverage will be offset by comparable coverage provided to the Employee in connection with subsequent employment.

                  e. Voluntary Termination. In the event the Employee terminates the Employee's employment on the Employee's own volition (except as provided in Section 6(f)) prior to the expiration of the Term, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Employee shall be limited to the same rights and benefits as provided in connection with a termination for Cause as provided in Section 6(c).

                  f. Termination Following a Change of Control.
                     -----------------------------------------

                           i. In the event that a "Change in Control," as hereinafter defined, of the Company shall occur at any time during the Term hereof, the Employee shall have the right to terminate the Employee's employment under this Agreement upon thirty (30) days written notice given at any time within one year after the occurrence of such event, and such termination of the Employee's employment with the Company pursuant to this Section 6(f)(i), then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Employee shall be entitled to such Compensation and Benefits as set forth in Subsection 6(d) of this Agreement.

                           ii. For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control (A) as set forth in Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item 1 of the current report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

                                    (A) any "person", other than the Employee or
                  Nico P. Pronk or his assigns, (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

                                    (B) the business of the Company for which
                  the Employee's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

         Anything herein to the contrary notwithstanding, this Section 6(f)(ii) will not apply where the Employee gives the Employee's explicit written waiver stating that for the purposes of this Section 6(f)(ii) a Change in Control shall not be deemed to have occurred. The Employee's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

                  An "Attempted Change in Control" shall be deemed to have occurred if any substantial attempt, accompanied by significant work efforts and expenditures of money, is made to accomplish a Change in Control, as described in subparagraphs (A) or (B) above whether or not such attempt is made with the approval of a majority of the then current members of the Board of Directors.

                  iii. In the event that, within twelve (12) months of any Change in Control of the Company or any Attempted Change in Control of the Company, the Company terminates the employment of the Employee under this Agreement (for any reason other than for Cause as defined in Section 6(c)) or the Employee's employment is constructively terminated as defined in Section 6(f)(iv), then, in any such event, Employee shall receive a lump sum payment in an amount equal to the aggregate Base Salary Employee would have been entitled to receive during the remainder of the Term (or the then current renewal period) but for such termination..

                  iv. For purposes of this Section 6(f), the Employee's employment shall be deemed constructively terminated in the event one or more of the following events occurs without the express written consent of the Employee and not as a result of the overall financial condition of the Company:

                           (A) Significant change in the nature or scope of the
                  authorities, powers, functions, duties or responsibilities attached to Employee's position as described in Section 3; or

                           (B) A Five Percent (5%) reduction in the Employee's
                  salary below the salary in effect immediately prior to such reduction or a reduction in the target bonus participation under Section 5(d) as a percentage of salary; or

                           (C) Material breach of the Agreement by the Company;
                  or

                           (D) Material reduction of the Employee's benefits
                  under any employee benefit plan, program or arrangement (for Employee individually or as part of a group) of the Company as then in effect or as in effect on the effective date or the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

                           (E) Failure by a successor company to assume the
                  obligations under the Agreement; or

                           (F) Change in the Employee's principal office to a
                  location outside the Palm Beach, Broward or Dade County, Florida areas.

         7. Employee Inventions and Non-Disclosure of Information.
            ----------------------------------------------------

                  a. Employee Inventions. Each Employee Invention (as hereinafter defined) will belong exclusively to the Company. The Employee acknowledges and agrees that all of the Employee's writings, works of authorship, and other Employee Inventions are works made for hire and are the property of the Company, including any copyrights, patents or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Employee hereby assigns to the Company all of the Employee's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Employee covenants that he will promptly: (i) disclose to the Company in writing any Employee Invention; (ii) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Employee's right to the Employee Invention for the United States and all foreign jurisdictions; (iii) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions; (iv) sign all other papers necessary to carry out the above obligations; and (v) give testimony and render any other assistance in support of the Company's rights to any Employee Invention.

         The term Employee Invention shall include without limitation any idea, formula, product, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Employee, either solely or in conjunction with others, during the Term (including any renewals thereof), that relates in any way to, or is useful in any manner in, the Business or the business then being conducted or proposed to be conducted by the Company, and any such item created by the Employee, either solely or in conjunction with others, following termination of the Employee's employment with the Company, that is based upon or uses Confidential Information.

                  b. Non-Disclosure of Information. The Employee acknowledges that the Company's trade secrets, private or secret processes, formulas (including product formulas), methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, training methods, development, technical information, marketing activities and procedures, credit and financial data concerning the Company and/or the Company's Clients, and (the "Proprietary Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Employee hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Employee agrees that all Proprietary Information, heretofore or in the future obtained by the Employee as a result of the Employee's association with the Company shall be considered confidential.

         In recognition of this fact, the Employee agrees that the Employee, he will not use or disclose any of such Proprietary Information for the Employee's own purposes or for the benefit of any person or other entity or organization (except the Company) under any circumstances unless such Proprietary Information has been publicly disclosed generally or, unless upon written advice of legal counsel reasonably satisfactory to the Company, the Employee is legally required to disclose such Proprietary Information. Documents (as hereinafter defined) prepared by the Employee or that come into the Employee's possession during the Employee's association with the Company are and remain the property of the Company, and when this Agreement terminates, such Documents shall be returned to the Company at the Company's principal place of business, as provided in the Notice provision of this Agreement.

                  c. Documents. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

                  d. Company's Clients. The "Company's Clients" shall be deemed to be any persons, partnerships, corporations, professional associations or other organizations for whom the Company has performed Business activities.

                  e. Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7a and 7b are essential elements of this Agreement, and that but for the agreement by the Employee to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Employee.

                  f. Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Section 7a and 7b shall survive the termination of this Agreement and the Employee's employment with the Company.

                  g.       Remedies.
                           --------

                           i. The Employee acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 7(a) or (b) herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Employee of any of the provisions of Section 7a or 7b, the Employee agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Employee to payment or otherwise under this Agreement and all amounts then or thereafter due to the Employee from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled to obtain, and the Employee agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                           ii. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 7a or 7b and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

         8. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or the Employee's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

         9. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Employee to the Employee's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

         10. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         11. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         13. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Employee but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

         14. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. Anything in this Agreement to the contrary notwithstanding, the Employee shall conduct the Employee's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Employee is located.

         15. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         16. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         17. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

         18. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         19. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         20. Venue. Company and Employee acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 15th Judicial Circuit (or its successor) in and for Palm Beach County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

         21. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

Witness:                            THE COMPANY:
                                    INTERNATIONAL COSMETICS MARKETING CO.


____________________                By: ________________________________
                                    Name:______________________________
                                    Title:_______________________________


Witness:                            THE EMPLOYEE:


----------------------              ------------------------------------
                                     Mark A. Pinvidic

                                    EXHIBIT A
                             STOCK OPTION AGREEMENT

                      INTERNATIONAL COSMETICS MARKETING CO.
                            6501 NW PARK OF COMMERCE
                                    SUITE 205
                              BOCA RATON, FL 33487

March 16, 2002

Mr. Mark A. Pinvidic
6603 N.W. 25th Court
Boca Raton, Florida 33496

Dear Mr. Pinvidic:

         The Board of Directors of International Cosmetics Marketing Co. (the "Corporation") is pleased to award you an Option pursuant to the provisions of the 1997 Stock Option Plan (the "Plan"). This letter will describe the Option granted to you. Attached to this letter is a copy of the Plan. The terms of the Plan also set forth provisions governing the Option granted to you. Therefore, in addition to reading this letter you should also read the Plan. Your signature on this letter is an acknowledgment to us that you have read and understand the Plan and that you agree to abide by its terms. All terms not defined in this letter shall have the same meaning as in the Plan.

         1. Type of Option. You are granted an ISO. Please see in particular
Section 11 of the Plan.

         2. Rights and Privileges. Subject to the conditions hereinafter set forth, we grant you the right to purchase 450,000 shares of Stock. 225,000 shares of Stock at $1.10 per share and 225,000 shares of Stock at $1.50 per share. The right to purchase the shares of Stock accrues in three installments over the time periods described below:

         The right to acquire 150,000 shares accrues on 1/15/03.

         The right to acquire 150,000 shares accrues on 1/15/04.

         The right to acquire 150,000 shares accrues on 1/15/05.

         The foregoing notwithstanding, you shall have the right to purchase all 450,000 shares of Stock immediately upon the occurrence of a Change in Control as defined in Section 6 of the Employment Agreement between you and the Company, and you shall have the right to purchase 50% of any unvested shares of Stock immediately upon the occurrence of a Termination of your employment by the Company other than for Cause as defined in Section 6d. of the Employment Agreement.

         3. Time of Exercise. The Option may be exercised at any time and from time to time beginning when the right to purchase the shares of Stock accrues and ending as provided in Section 5 of this letter.

          4. Method of Exercise. The Options shall be exercised by written notice to the Board of Directors at the Corporation's principal place of business. The notice shall set forth the number of shares of Stock to be acquired and shall contain a check payable to the Corporation in full payment for the Stock or that number of already owned shares of Stock equal in value to the total Exercise Price of the Option. We shall make delivery of the shares of Stock subject to the conditions described in Section 13 of the Plan.

         5. Termination of Option. To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

                  (a) Ten years from the date of grant pursuant to the provisions of Section 2 of this Agreement; or

                  (b) The expiration of thirty (30) days following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

                  (c) The expiration of 12 months following the date your employment terminates with the Corporation and any of its subsidiaries included in the Plan, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).

          6. Securities Laws. The Option and the shares of Stock underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporation has no obligations to ever register the Option or the shares of Stock underlying the Option. All shares of Stock acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the shares shall bear an appropriate legend restricting their transfer. Such shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Corporation has been furnished with an opinion of counsel satisfactory in form and substance to the Corporation that such registration is not required.

         7. Binding Effect. The rights and obligations described in this letter shall inure to the benefit of and be binding upon both of us, and our respective heirs, personal representatives, successors and assigns.

         8. Date of Grant. The Option shall be treated as having been granted to you on the date of this letter even though you may sign it at a later date.

Very truly yours,                                     ACCEPTED AND AGREED:

By:_________________________                          _________________________
Name:______________________                           Mark A. Pinvidic
Title:_______________________

                                  CINDYCO, INC.
                             1997 STOCK OPTION PLAN

         1. Grant of Options; Generally. In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the CINDYCO, INC. 1997 STOCK OPTION PLAN (the "Plan"), the Board of Directors (the "Board") or, the Compensation Committee (the "Stock Option Committee") of CindyCo., Inc., a Florida corporation, (the "Corporation") is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, options to acquire shares of the Corporation's Common Stock, $.001 par value (the "Stock").

         2. Type of Options. The Board or the Stock Option Committee is authorized to issue Incentive Stock Options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which options are hereinafter referred to collectively as ISOs, or singularly as an ISO. The Board or the Stock Option Committee is also, in its discretion, authorized to issue options which are not ISOs, which options are hereinafter referred to collectively as Non Statutory Options ("NSOs"), or singularly as an NSO. The Board or the Stock Option Committee is also authorized to issue "Reload Options" in accordance with Paragraph 8 herein, which options are hereinafter referred to collectively as Reload Options, or singularly as a Reload Option. Except where the context indicates to the contrary, the term "Option" or "Options" means ISOs, NSOs and Reload Options.

         3. Amount of Stock. The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be One Million (1,000,000) shares. Of this amount, the Board or the Stock Option Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock due to the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Stock Option Committee. The Board or the Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

         4. Eligible Persons. (a) With respect to ISOs, an Eligible Person means any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least six month. (b) With respect to NSOs, an Eligible Person means (i) any individual who has been employed by the Corporation or by any subsidiary of the Corporation, for a continuous period of at least six months, (ii) any director of the Corporation or any subsidiary of the Corporation, or (iii) any consultant of the Corporation or any subsidiary of the Corporation.

         5. Grant of Options. The Board or the Stock Option Committee has the right to issue the Options established by this Plan to Eligible Persons. The Board or the Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in writing signed on behalf of the Corporation or by a majority of the members of the Stock Option Committee. The writing shall identify whether the Option being granted is an ISO or an NSO and shall set forth the terms which govern the Option. The terms shall be determined by the Board or the Stock Option Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock or exchange the Option for a cashless exercise to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

         6. Option Price. The option price per share shall be determined by the Board or the Stock Option Committee at the time any Option is granted, and shall be not less than (i) in the case of an ISO, the fair market value, (ii) in the case of an ISO granted to a ten percent or greater stockholder, 110 percent of the fair market value, or (iii) in the case of an NSO, not less than the fair market value (but in no event less than the par value) of one share of Stock on the date the Option is granted, as determined by the Board or the Stock Option Committee. Fair market value as used herein shall be:

                  (a) If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange or over-the-counter market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

                  (b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Board or the Stock Option Committee or pursuant to Section 12 herein.

         7. Purchase of Shares. An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise. The purchase price of the Stock shall be in United States dollars, payable in cash, check, Promissory Note secured by the Shares issued through exercise of the related Options, or in property, or Corporation stock or by Option exchange for a cashless exercise, if so permitted by the Board or the Stock Option Committee in accordance with the discretion granted in Paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

         8. Grant of Reload Options. In granting an Option under this Plan, the Board or the Stock Option Committee may include a Reload Option provision therein, subject to the provisions set forth in Paragraphs 20 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the "Original Option") by delivering to the Corporation shares of Stock already owned by the Eligible Person (the "Tendered Shares"), the Eligible Person shall receive a Reload Option which shall be a new Option to purchase shares of Stock equal in number to the tendered shares. The terms of any Reload Option shall be determined by the Board or the Stock Option Committee consistent with the provisions of this Plan.

         9. Stock Option Committee. The Stock Option Committee may be appointed from time to time by the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 20 herein. The members of the Stock Option Committee may elect one of its members as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee's members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other. Participation in a meeting in that manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

         10. Administration of Plan. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of Paragraph 20 and 21 herein. All determinations made by the Board or the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants. No member of the Board or the Stock Option Committee will be liable for any act or omission in connection with the administration of this Plan unless it is attributable to that member's willful misconduct.

         11. Provisions Applicable to ISOs. The following provisions shall apply to all ISOs granted by the Board or the Stock Option Committee and are incorporated by reference into any writing granting an ISO:

                  (a) An ISO may only be granted within ten (10) years from the date of this Plan, which is the date that this Plan was originally adopted by the Corporation's Board of Directors.

                  (b) An ISO may not be exercised after the expiration of ten
(10) years from the date the ISO is granted.

                  (c) The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

                  (d) An ISO is not transferrable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

                  (e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

                  (f) The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

                  (g) Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

         12. Determination of Fair Market Value. In granting ISOs under this Plan, the Board or the Stock Option Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO.

         13. Restrictions on Issuance of Stock. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

         14. Exercise in the Event of Death or Termination of Employment.
             -----------------------------------------------------------

                  (a) If an optionee shall die (i) while an employee of the Corporation or a Subsidiary; or (ii) within three months after termination of his employment with the Corporation or a Subsidiary because of his disability or retirement, his Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death, by the person or persons to whom the optionee's right under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time. In the event of termination of employment because of his death while an employee or because of disability or retirement, his Options may be exercised not later than the expiration date specified in Paragraph 5 or one year after the optionee's death, whichever date is earlier.

                  (b) If an optionee's employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, whichever date is earlier.

                  (c) If an optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Corporation's tax-qualified retirement plans if any, or with the consent of the Board or the Stock Option Committee or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty (30) days after termination of employment, whichever date is earlier. For purposes of this Paragraph 14, termination for cause shall mean; (i) termination of employment for cause as defined in the optionee's Employment Agreement; or (ii) in the absence of an Employment Agreement for the optionee, termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board or the Stock Option Committee in its sole discretion may determine.

                  (d) If an optionee's employment shall terminate for any reason, voluntarily or otherwise, other than by death, disability or retirement, all right to exercise his Option shall terminate at the date of such termination of employment absent specific provisions in the optionee's Option Agreement.

         15. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation's shares of Common Stock, the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

         16. No Guarantee of Employment. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

         17. Nontransferability. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him.

         18. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

         19. Amendment and Discontinuance of Plan. The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or
(b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation's Board of Directors is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan which require such approval; however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Paragraph 19, and Paragraph 20.

         20. Compliance with Code. The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Option granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need be given to optionee.

         If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

         21. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such Options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed, if applicable, and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

         22 Disposition of Shares. In the event any share of Stock acquired by an exercise of an Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation or the Stock Option Committee.

         23 Name. The Plan shall be known as the "CINDYCO, INC. 1997 STOCK OPTION PLAN."

         24 Notices. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Corporation or the Committee shall be sent to it at its office, 200 E. Las Olas Boulevard, Suite 1900, Fort Lauderdale, FL 33301, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

         25 Headings. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

         26 Effective Date. This Plan, the CindyCo., Inc. 1997 Stock Option Plan, was adopted by the Board of Directors of the Corporation on October 1, 1997. The effective date of the Plan shall be the same date.